UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2026

SYNDAX PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37708	32-0162505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 THIRD AVENUE FLOOR 9
NEW YORK, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 419-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SNDX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Syndax Pharmaceuticals, Inc. (the “Company”) 2026 Annual Meeting of Stockholders (the “Annual Meeting”), the Company’s stockholders approved the Company’s 2026 Equity Incentive Plan (the “2026 Plan”), which the Board of Directors of the Company (the “Board”) previously approved, subject to stockholder approval at the Annual Meeting. As a result, the 2026 Plan became effective on June 10, 2026. No further awards will be granted under the Company’s 2015 Omnibus Incentive Plan (the “2015 Plan”) following its expiration on March 6, 2026.

The 2026 Plan provides for the grant of incentive stock options to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of stock awards to employees, directors, and consultants, including employees and consultants of the Company’s affiliates.

The 2026 Plan provides for the reservation of 7,200,000 shares of the Company’s common stock, plus the number of shares that become available for delivery under the 2015 Plan with respect to Existing Awards (as defined below) in accordance with the share recycling provisions described below. If all or any portion of an award granted under the 2015 Plan that is outstanding as of June 10, 2026 (an “Existing Award”), expires or is cancelled, forfeited, exchanged, settled for cash or otherwise terminated without the actual delivery of shares, any shares subject to such Existing Award will again be available for new awards under the 2026 Plan. Any shares withheld or surrendered in payment of any taxes relating to Existing Awards (other than options or stock appreciation rights) will be again available for new awards under the 2026 Plan.

At the Annual Meeting, the Company’s stockholders also approved the Company’s 2026 Employee Stock Purchase Plan (the “2026 ESPP”), which the Board previously approved, subject to stockholder approval at the Annual Meeting. The 2026 ESPP is the successor to the Company’s 2015 Employee Stock Purchase Plan (the “2015 ESPP”). The purpose of the 2026 ESPP is to secure and retain the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. The 2026 ESPP includes two components. One component is designed to allow eligible U.S. employees to purchase Company common stock in a manner that may qualify for favorable tax treatment under Section 423 of the Code. The other component permits the grant of purchase rights that do not qualify for such favorable tax treatment in order to allow deviations necessary to permit participation by eligible employees who are foreign nationals or employed outside of the U.S. while complying with applicable foreign laws. The 2026 ESPP has an effective date of June 10, 2026. In adopting the 2026 ESPP, the Board determined that shares available under the 2015 ESPP will not roll over to the 2026 ESPP.

The foregoing descriptions of the 2026 Plan and the 2026 ESPP in this Current Report on Form 8-K do not purport to be a complete description of all provisions of the 2026 Plan and the 2026 ESPP and are qualified in their entirety by reference to the full text of the 2026 Plan, which is filed herewith as Exhibit 10.1, and the full text of the 2026 ESPP, which is filed herewith as Exhibit 10.2, each of which is incorporated into this Item 5.02 by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on June 10, 2026. The proposals set forth below are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2026. Based on the votes cast in person and by proxy, each proposal passed, including the election of each director. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

Proposal 1: Election of directors:

Nominee	For	Withheld	Broker Non-Votes
Pierre Legault	37,294,888	21,467,975	8,034,588
Michael A. Metzger	58,113,110	649,753	8,034,588

Proposal 2: Advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes
55,688,039	2,985,350	89,474	8,034,588

Proposal 3: Ratification of selection of independent registered public accounting firm:

For	Against	Abstain	Broker Non-Votes
66,603,912	162,947	30,592	—

Proposal 4: Approval of the 2026 Plan:

For	Against	Abstain	Broker Non-Votes
33,333,263	25,392,051	37,549	8,034,588

Proposal 5: Approval of the 2026 ESPP:

For	Against	Abstain	Broker Non-Votes
58,661,941	74,047	26,875	8,034,588

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Syndax Pharmaceuticals, Inc. 2026 Equity Incentive Plan
10.2	Syndax Pharmaceuticals, Inc. 2026 Employee Stock Purchase Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNDAX PHARMACEUTICALS, INC.

Date:	June 10, 2026	By:	/s/ Michael A. Metzger
Michael A. Metzger Chief Executive Officer